BDO Seidman, LLP
Accountants and Consultants

755 West Big Beaver, Suite 1900
Troy, Michigan 48084-0178
Telephone: (248) 362-2100
Fax: (248) 362-5258

February 16, 2009

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

We have been furnished with a copy of the response to Item 4.01 of Form 8-K for the event that occurred on January 22, 2009, to be filed by our former client, Uniprop Manufactured Housing Communities Income Fund. We agree with the statements made in response to that Item insofar as they relate to our Firm.

Very truly yours,

BDO Seidman, LLP

BDO Seidman, LLP